CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276886 on Form S-6 of our report dated March 13, 2024, relating to the financial statement of FT 11317, comprising Vest Large Cap Deep Buffered 20 Portfolio, Series 52, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 13, 2024